Exhibit 99.1

Pegasystems Announces Financial Results for First Quarter of 2013

Q1 2013 License Revenue increases 20% compared to Q1 2012;
Q1 2013 GAAP EPS of $0.23 increases 130% compared to Q1 2012; Non-GAAP EPS of $0.33

CAMBRIDGE, Mass. – May 6, 2013 – Pegasystems Inc. (NASDAQ: PEGA), the leader in Business Process Management (BPM) and a leading provider of Customer Relationship Management (CRM) solutions, today announced financial results for the first quarter of 2013. Revenue for the first quarter of 2013 increased 5% compared to the first quarter of 2012. Net income for the first quarter of 2013 was $9.1 million, or $0.23 per diluted share, compared to net income of $4.1 million, or $0.10 per diluted share, for the first quarter of 2012.

SELECTED FINANCIAL RESULTS

	Three Months Ended
	March 31,
($ in '000s)	2013	2012	Increase
Total revenue	$116,246	$111,167	$5,079	5%
Income from operations	$12,951	$5,919	$7,032	119%
Net income	$9,069	$4,057	$5,012	124%
Net earnings per share, basic	$0.24	$0.11	$0.13	118%
Net earnings per share, diluted	$0.23	$0.10	$0.13	130%

Business Perspective

“Despite the global economy, in Q1 Pegasystems delivered strong increases in license revenue and earnings,” said Alan Trefler, Founder and CEO of Pegasystems. “Organizations are faced with a difficult set of challenges as they must simultaneously improve customer experience across channels, increase operational effectiveness, and execute in an environment of continuous change. They know they need innovative, enterprise software to accomplish this, and are increasingly turning to Pegasystems' technology as the solution. Our continued ability to show significant business returns for our clients is a competitive strength, and our financial results are a reflection of this.”

“I would like to invite our investors, customers, partners and prospects to come to PegaWORLD 2013 in Orlando, June 9-11, and see firsthand the great clients who have found a better way to solve the tough challenges of the early 21st century,” concluded Mr. Trefler.

Pegasystems will host a conference call and live Webcast associated with this announcement at 6:00 p.m. EDT on May 6, 2013. Dial-in information is as follows: 1 (877) 348-9349 (domestic) or 1 (678) 809-1046 (international). To listen to the Webcast log onto www.pega.com at least 5 minutes prior to the event's broadcast and click on the Webcast icon in the Investors section. A replay of the call will also be available on www.pega.com in the Investors section Audio Archives link.

Discussion of Non-GAAP Measures
To supplement financial results presented in accordance with Generally Accepted Accounting Principles in the U.S., (“GAAP”), the Company provides Non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and Non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared both on a GAAP and Non-GAAP basis, and both are approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses Non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.
The Non-GAAP measures exclude amortization of intangible assets and stock-based compensation. The Company believes that these Non-GAAP measures are helpful in understanding our past financial performance and our anticipated future results. These Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to Non-GAAP measures is included in the financial schedules at the end of this release.

Forward-Looking Statements
Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “project,” “expect,” “plan,” “intend,” “believe,” “estimate,” “should”, “target,” “forecast,” “could,” “preliminary,” “guidance” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition, the ongoing consolidation in the financial services and healthcare markets, reliance on third party relationships, the potential loss of vendor specific objective evidence for our professional services, and management of the Company's growth. Further information regarding these and other factors which could cause the Company's actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and other recent filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent the Company's views as of May 6, 2013. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company's view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company's view as of any date subsequent to May 6, 2013.

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About Pegasystems
Pegasystems revolutionizes how leading organizations optimize customer experience and automate operations. Our patented Build for Change® technology empowers business people to create and evolve their critical business systems. Pegasystems is the recognized leader in business process management and is also ranked as a leader in customer relationship management software by leading industry analysts. For more information, please visit us at www.pega.com.

Press Contacts:
Brian Callahan
Pegasystems Inc.
brian.callahan@pega.com
(617) 866-6364

All trademarks are the property of their respective owners.

The information contained in this press release is not a commitment, promise, or legal obligation to deliver any material, code or functionality. The development, release and timing of any features or functionality described remains at the sole discretion of Pegasystems. Pegasystems specifically disclaims any liability with respect to this information.

Pegasystems Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
	Three Months Ended
	March 31,
	2013	2012
Revenue:
Software license	$43,209	$35,943
Maintenance	36,322	30,845
Professional services	36,715	44,379
Total revenue	116,246	111,167
Cost of revenue:
Cost of software license	1,583	1,599
Cost of maintenance	3,735	3,609
Cost of professional services	32,335	36,326
Total cost of revenue (1)	37,653	41,534
Gross profit	78,593	69,633
Operating expenses:
Selling and marketing	39,270	38,395
Research and development	19,576	19,004
General and administrative	6,796	6,315
Total operating expenses (1)	65,642	63,714
Income from operations	12,951	5,919
Foreign currency transaction (loss) gain	(1,890)	740
Interest income, net	118	111
Other income (expense), net	839	(839)
Income before provision for income taxes	12,018	5,931
Provision for income taxes	2,949	1,874
Net income	$9,069	$4,057
Earnings per share:
Basic	$0.24	$0.11
Diluted	$0.23	$0.10
Weighted-average number of common shares outstanding:
Basic	37,947	37,756
Diluted	38,788	38,889
Dividends per share	$0.03	$0.03
(1) Includes stock-based compensation as follows:
Cost of revenue	1,173	977
Operating expenses	2,259	1,875

PEGASYSTEMS INC.
RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES (1)
($ in thousands, except per share data)

	Three Months Ended
	March 31, 2013

Net Income and Diluted EPS - GAAP basis	$9,069	$0.23

Adjustment to exclude amortization of intangible assets, net of tax	1,710	0.04
Adjustment to exclude stock-based compensation, net of tax	2,114	0.06

Net Income and Diluted EPS - Non-GAAP basis	$12,893	$0.33

Weighted-average common shares - diluted GAAP and Non-GAAP	38,788

PEGASYSTEMS INC.
FOOTNOTES FOR RECONCILIATON OF
SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(1)
This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures see disclosure under Discussion of Non-GAAP Measures included earlier in this release and below. Our Non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Amortization of intangible assets: We have excluded the amortization expense of intangible assets from our Non-GAAP operating expenses and net earnings measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Stock-based compensation expenses: We have excluded stock-based compensation expense from our Non-GAAP operating expenses and net earnings measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and that it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

PEGASYSTEMS INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	As of	As of
	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$123,731	$77,525
Marketable securities	57,124	45,460
Total cash, cash equivalents, and marketable securities	180,855	122,985
Trade accounts receivable, net of allowance	70,513	134,066
Deferred income taxes	10,252	10,202
Income taxes receivable	4,774	6,261
Other current assets	5,735	5,496
Total current assets	272,129	279,010
Property and equipment, net	29,747	30,827
Long-term deferred income taxes	49,163	49,292
Long-term other assets	1,618	1,680
Intangible assets, net	55,455	58,232
Goodwill	20,451	20,451
Total assets	$428,563	$439,492
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,233	3,330
Accrued expenses	15,267	15,534
Accrued compensation and related expenses	18,848	40,715
Deferred revenue	104,608	95,546
Total current liabilities	140,956	155,125
Income taxes payable	13,707	13,551
Long-term deferred revenue	16,029	18,719
Other long-term liabilities	16,482	15,618
Total liabilities	187,174	203,013
Stockholders’ equity:	241,389	236,479
Total liabilities and stockholders’ equity	$428,563	$439,492

PEGASYSTEMS INC.
Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended
	March 31,
	2013	2012
	(in thousands)
Operating activities:
Net income	$9,069	$4,057
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Excess tax benefit from equity awards and deferred income taxes	(669)	(1,408)
Depreciation, amortization, and other non-cash items	6,187	6,794
Stock-based compensation expense	3,432	2,852
Change in operating assets and liabilities, and other, net	48,027	(30,069)
Cash provided by (used in) operating activities	66,046	(17,774)
Cash used in investing activities	(13,224)	(7,966)
Cash used in financing activities	(4,127)	(2,103)
Effect of exchange rate changes on cash and cash equivalents	(2,489)	963
Net increase (decrease) in cash and cash equivalents	46,206	(26,880)
Cash and cash equivalents, beginning of period	77,525	60,353
Cash and cash equivalents, end of period	$123,731	$33,473